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                                                                    EXHIBIT 99.2
[NAVIGANT INTERNATIONAL LOGO]


News Announcement                        For Immediate Release

CONTACT:
Robert Griffith                          Kristian Talvitie, Joseph Jaffoni
Chief Financial Officer                  Jaffoni & Collins Incorporated
Navigant International                   212/835-8500 or flyr@jcir.com
303/706-0800


              NAVIGANT INTERNATIONAL CLOSES SATOTRAVEL ACQUISTION

            Navigant now the nation's #2 travel management company

DENVER - June 20, 2001 -  Navigant International (Nasdaq: FLYR,

www.navigant.com) today announced the closing of its previously announced
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acquisition of privately held SatoTravel  (www.satotravel.com) for $45 million
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in cash and stock, making Navigant the nation's second largest supplier of travel management services.

About Navigant International

Denver-based Navigant International is a global travel management services company with more than 13,000 corporate, government, military, leisure, and meetings and incentive clients. The Company's "bricks and clicks" end-to-end travel solutions include corporate travel pattern analysis and reporting tools, travel policy development, consulting on cost saving opportunities, airline ticket, hotel and rental car reservations, meeting and convention planning, as well as leisure travel products. With over $4.2 billion in annual gross airline ticket sales, the company currently has approximately 6,000 employees in 900 offices and on-site travel operations throughout the U.S., various U.S. territories and in 10 foreign countries. Navigant's shares are traded on the NASDAQ National Market under the ticker symbol "FLYR."


This news release contains forward-looking statements, including statements about the Company's growth strategies and opportunities, the integration of prior or potential future acquisitions, and general industry or business trends or events. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties.
Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, general economic conditions, and risks related to integration of operations and acquisitions, and the risk factors described in the Company's report on Form 8-K, dated January 21, 1999, and the risk factors detailed from time to time in the Company's SEC reports, including the reports on Forms 10-K and 10-Q. The forward-looking statements made herein are only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


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